UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

BYRNA TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-132456	71-1050654
(Commission File Number)	(IRS Employer Identification No.)

100 Burtt Road, Suite 115

Andover, MA 01810

(Address and Zip Code of principal executive offices)

(978) 868-5011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01.	Entry into a Material Definitive Agreement.

On January 19, 2021, Byrna Technologies Inc. (the “Company”) entered into a Commercial Loan and Security Agreement (the “Loan Agreement”) with Needham Bank (the “Bank”), pursuant to which the Bank established a revolving line of credit of up to $5,000,000 as evidenced by a Secured Revolving Line of Credit Note executed by the Company in favor of the Bank (the “Revolving Note”) and (ii) a non-revolving equipment line of credit of up to $1,500,000 as evidenced by equipment term notes in the principal amounts drawn from time to time (the “Term Notes,” and together with the Revolving Note, the “Notes”). Pursuant to the Loan Agreement, the Company granted the Bank a security interest in substantially all of the assets of the Company to secure the Notes. The Loan Agreement contains customary affirmative and negative covenants for loans of this nature.

Interest on each of the Notes accrues at a floating rate equal to the greater of (i) the sum of the Prime Rate (as described below) plus 0.50%, and (ii) 4.00%, per annum, and is payable monthly in arrears (except as described below). The “Prime Rate” means the Prime Rate as published in the “Money Rates” Section of the Wall Street Journal (or, if such rate is no longer published, such other comparable reference rate as designated by the Bank). If not sooner repaid or accelerated, the Revolving Note matures on January 19, 2024. After the first anniversary of each Term Note, the Company is required to pay, in addition to interest, amortization payments based on a five-year amortization schedule. The Company may draw down on the non-revolving equipment line of credit until January 19, 2023. If not sooner repaid or accelerated, each Term Note matures six years after its issuance date. The Company may prepay the Notes, in whole or in part, without penalty at any time. The obligations of the Company under the Notes may be accelerated upon the occurrence of an event of default under the Loan Agreement, which includes customary events of default. Additionally, the Company will be required to pay an unused line fee in respect of unused portions of the revolving line of credit and the non-revolving equipment line of credit.

The foregoing descriptions of the Loan Agreement, the Revolving Note and the Form of Term Note are qualified in their entirety by reference to the full and complete terms of these documents, which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on December 1, 2020 the Company entered into a Purchase Agreement and Joint Escrow Instructions (the “Purchase Agreement”) with Janes Source Properties LLC, a Nevada limited liability company (the “Seller”), which Purchase Agreement was dated effective November 27, 2020. Pursuant to the Purchase Agreement, the Company agreed to purchase, for a price of $2,100,000, certain real property, consisting of approximately 11,300 square foot industrial office/warehouse building situated on an approximately 0.70-acre parcel, located in Las Vegas, Nevada. On December 23, 2020, the Company provided notice to Seller of its decision to terminate the Purchase Agreement. A copy of the Purchase Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 2, 2020. The description of the Purchase Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Purchase Agreement filed as an exhibit to the December 2, 2020 Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference.

Item 5.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with entering into the Loan Agreement, on January 15, 2021, the Company filed an Amendment (the “Amendment”) to the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”). The Amendment revised the Certificate of Designations to permit the Company to incur indebtedness of up to $7,000,000 without the prior consent of the holders of Series A Convertible Preferred Stock. The Amendment required, and the Company obtained, the consent of the holders of Series A Convertible Preferred Stock.

The foregoing description of the Amendment is qualified in its entirety by reference to the full and complete terms of the Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporate herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 22, 2021, the Company issued a press release. Pursuant to Item 7.01 of Form 8-K, a copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment to the Certificate of Designations of Series A Convertible Preferred Stock, dated January 15, 2021

4.1	Commercial Loan and Security Agreement, by and between Byrna Technologies Inc. and Needham Bank, dated January 19, 2021

4.2	Secured Revolving Line of Credit Note, by Byrna Technologies Inc. in favor of Needham Bank, dated January 19, 2021

4.3	Form of Term Note

99.1	Press Release, dated January 22, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.

Date: January 22, 2021	By:	/s/ Bryan Ganz
Name: Bryan Ganz Title: Chief Executive Officer